                                                                      Exhibit 21
                                                                      ----------

                     ALBERTO-CULVER COMPANY AND SUBSIDIARIES

                         Subsidiaries of the Registrant

                                                                State or
                                                                 Other
                                                             Jurisdiction
                                                                  of
         Subsidiary                                          Incorporation
         ----------                                          -------------

Alberto-Culver (Australia) Pty. Ltd.                         Australia
Alberto-Culver Canada, Inc.                                  Canada
Alberto-Culver Company (U.K.), Limited                       United Kingdom
Alberto-Culver International, Inc.                           Delaware
Alberto-Culver de Mexico, S.A. de C.V.                       Mexico
Alberto-Culver (P.R.), Inc.                                  Delaware
Alberto-Culver USA, Inc.                                     Delaware
Beauty Systems Group, Inc.                                   Delaware
Beauty Systems Group (Canada), Inc.                          Canada
BDM Grange, Ltd.                                             New Zealand
Cederroth International AB                                   Sweden
CIFCO, Inc.                                                  Delaware
Indola Cosmetics, B.V.                                       The Netherlands
IHB SpA                                                      Italy
La Farmaco Argentina I. y C.S.A.                             Argentina
Pro-Line International, Inc.                                 Delaware
Sally Beauty Company, Inc.                                   Delaware
Soraya, S.A.                                                 Poland
St. Ives Laboratories, Inc.                                  Delaware


Subsidiaries of the company omitted from the above table, considered in the aggregate, would not be considered significant.